Exhibit 10.1

CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT

This CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated and effective as of November 3, 2014 (this “Agreement”), is by and among Shell Pipeline Company LP, a Delaware limited partnership (the “SPLC”), Shell Midstream Partners GP LLC, a Delaware limited liability company and the general partner (the “General Partner”) of Shell Midstream Partners, L.P., a Delaware limited partnership (“SHLX”), SHLX, Shell Midstream LP Holdings LLC, a Delaware limited liability company (“LP Holdco”), Shell Midstream Operating LLC, a Delaware limited liability company (the “OpCo LLC”), and Zydeco Pipeline Company LLC, a Delaware limited liability company (“Zydeco”).

W I T N E S S E T H

WHEREAS, the General Partner and LP Holdco formed SHLX pursuant to the provisions of the Revised Uniform Limited Partnership Act as adopted and in effect in the State of Delaware (the “Act”) for the purpose of engaging in any lawful act or activity for which limited partnerships may be formed under the Act and to engage in all activities and to take whatever actions as may be incident thereto;

WHEREAS, to accomplish the purpose in the preceding recital, the following actions were taken prior to the date hereof:

1. SPLC formed the General Partner pursuant to and in accordance with the Delaware Limited Liability Company Act and made an initial capital contribution in exchange for all of the membership interests in the General Partner;

2. SPLC formed LP Holdco pursuant to and in accordance with the Delaware Limited Liability Company Act and made an initial capital contribution in exchange for all of the membership interests in LP Holdco;

3. The General Partner and LP Holdco formed SHLX under the terms of the Act and contributed $50.00 and $50.00 in exchange for a 2.0% general partner interest and a 98.0% limited partner interest, respectively, in SHLX; and

WHEREAS, SHLX formed OpCo LLC pursuant to and in accordance with the Delaware Limited Liability Company Act and made an initial capital contribution in exchange for all of the membership interests in OpCo LLC;

WHEREAS, SPLC owns a 100.0% interest in Zydeco;

WHEREAS, SPLC owns a 71.5% interest in Mars Oil Pipeline Company, a Texas general partnership (“Mars”);

WHEREAS, SPLC owns a 50.0% interest in Bengal Pipeline Company LLC, a Delaware limited liability company (“Bengal”);

WHEREAS, SPLC owns a 16.12% interest in Colonial Oil Pipeline Company, a Delaware corporation (“Colonial”);

WHEREAS, immediately prior to the completion of the initial public offering (the “IPO”) of common units of SHLX representing limited partner interests in SHLX to occur on the date hereof, SPLC desires to transfer a 40.331% interest in Zydeco, a 28.6% interest in Mars, a 49.0% interest in Bengal and a 1.612% interest in Colonial (together, the “Contributed Assets”) to SHLX by (i) effecting a transfer of 2.819% of the Contributed Assets (the “GP Contributed Assets”) to the General Partner and a transfer of 97.181% of the Contributed Assets to LP Holdco (the “LP Contributed Assets”) and (ii) causing the General Partner and LP Holdco to transfer the respective Contributed Assets to SHLX;

WHEREAS, immediately prior to the completion of the IPO on the date hereof, SHLX desires to transfer the Contributed Assets to OpCo LLC; and

WHEREAS, at the completion of the IPO on the date hereof, which is the Closing Date (as defined in the First Amended and Restated Agreement of Limited Partnership of SHLX dated as of November 3, 2014 (the “Partnership Agreement”)):

1. In exchange for the issuance by Zydeco to OpCo LLC of an additional 2.669% interest in Zydeco (the “Additional Zydeco Interest”) such that OpCo LLC will own a 43.0% interest in Zydeco upon the completion of the IPO on the date hereof, (i) OpCo LLC desires to make a cash payment of $115,758,571 to Zydeco to be paid from the proceeds of the IPO received from SHLX and (ii) Zydeco desires to make the cash payment to SPLC described in the next paragraph;

2. Zydeco desires to make a cash payment of $115,758,571 to SPLC to reimburse SPLC for certain capital expenditures incurred with respect to the assets of Zydeco pursuant to Treasury Regulation Section 1.707-4(d);

3. SHLX desires to make a cash payment of $2,205,468 to the General Partner to be paid from the proceeds of the IPO to reimburse the General Partner for certain capital expenditures incurred with respect to the assets of Zydeco pursuant to Treasury Regulation Section 1.707-4(d);

4. SHLX desires to make a cash payment of $76,035,961 to LP Holdco to be paid from the proceeds of the IPO to reimburse LP Holdco for certain capital expenditures incurred with respect to the assets of Zydeco pursuant to Treasury Regulation Section 1.707-4(d);

5. SHLX desires to distribute to the General Partner $16,401,471 and issue to the General Partner (i) 2,754,084 General Partner Units (as defined in the Partnership Agreement) representing a continuation of the General Partner’s 2.0% general partner interest in SHLX and (ii) the Incentive Distribution Rights (as defined in the Partnership Agreement);

6. SHLX desires to distribute to LP Holdco $697,111,029 and issue to LP Holdco 21,475,068 Common Units (as defined in the Partnership Agreement) and 67,475,068 Subordinated Units (as defined in the Partnership Agreement) representing a recapitalized 64.60% limited partner interest in SHLX;

7. Prior to the date hereof, the IPO Underwriters (as defined in the Partnership Agreement) exercised in full the Underwriters’ Opinion (as defined in the Partnership Agreement), and the Option Closing Date (as defined in the Partnership Agreement) shall be the same date as the Closing Date; and

8. SHLX desires to redeem the initial interests of the General Partner and LP Holdco and will refund the General Partner’s initial contribution of $50.00 and LP Holdco’s initial contribution of $50.00, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contributions to the General Partner or LP Holdco;

NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1. Agreement for Contribution of Contributed Assets.

a. Effective immediately prior to the completion of the IPO, SPLC hereby transfers, assigns, conveys and delivers to the General Partner all of its rights, title and interest in, to and under, and the General Partner accepts and takes assignment from SPLC of, the GP Contributed Assets.

b. Effective immediately prior to the completion of the IPO, SPLC hereby transfers, assigns, conveys and delivers to LP Holdco all of its rights, title and interest in, to and under, and LP Holdco accepts and takes assignment from SPLC of, the LP Contributed Assets.

c. Effective immediately prior to the completion of the IPO, the General Partner hereby transfers, assigns, conveys and delivers to SHLX all of its rights, title and interest in, to and under, and SHLX accepts and takes assignment from the General Partner of, the GP Contributed Assets.

d. Effective immediately prior to the completion of the IPO, LP Holdco hereby transfers, assigns, conveys and delivers to SHLX all of its rights, title and interest in, to and under, and SHLX accepts and takes assignment from LP Holdco of, the LP Contributed Assets.

e. Effective immediately prior to the completion of the IPO, SHLX hereby transfers, assigns, conveys and delivers to OpCo LLC all of its rights, title and interest in, to and under, and OpCo LLC accepts and takes assignment from SHLX of, the Contributed Assets.

2. Agreement for Issuance of Additional Zydeco Interest. At the completion of the IPO, Zydeco shall issue to OpCo LLC all of its rights, title and interest in, to and under, and OpCo LLC shall accept and take assignment from Zydeco of, the Additional Zydeco Interest.

3. Consideration for Additional Zydeco Interest.

a. SHLX shall contribute to OpCo LLC, and OpCo LLC shall receive, $115,758,571, payable in immediately available funds following the closing of the IPO to an account designated by OpCo LLC.

b. As consideration for the issuance of the Additional Zydeco Interest by Zydeco to OpCo LLC, at the completion of the IPO, (i) OpCo LLC shall pay to Zydeco, and Zydeco shall receive, $115,758,571, payable in immediately available funds following the closing of the IPO to an account designated by Zydeco and (ii) Zydeco shall make the cash payment to SPLC described in part (c) of the next paragraph.

4. Cash Payments.

a. SHLX shall pay to the General Partner, and the General Partner shall receive, $16,401,471, payable in immediately available funds following the closing of the IPO to an account designated by the General Partner.

b. SHLX shall pay to LP Holdco, and LP Holdco shall receive, $697,111,029 (which amount includes all of the cash proceeds received by SHLX from the sale of Common Units pursuant to the Underwriters’ Option), payable in immediately available funds following the closing of the IPO to an account designated by LP Holdco.

c. As reimbursement for certain capital expenditures incurred with respect to the assets of Zydeco pursuant to Treasury Regulation Section 1.707-4(d), at the completion of the IPO, Zydeco shall pay to SPLC, and SPLC shall receive, $115,758,571, payable in immediately available funds following the closing of the IPO to an account designated by SPLC.

d. As reimbursement for certain capital expenditures incurred with respect to the assets of Zydeco pursuant to Treasury Regulation Section 1.707-4(d), at the completion of the IPO, SHLX shall pay to the General Partner, and the General Partner shall receive, $2,205,468, payable in immediately available funds following the closing of the IPO to an account designated by the General Partner.

e. As reimbursement for certain capital expenditures incurred with respect to the assets of Zydeco pursuant to Treasury Regulation Section 1.707-4(d), at the completion of the IPO, SHLX shall pay to LP Holdco, and LP Holdco shall receive, $76,035,961, payable in immediately available funds following the closing of the IPO to an account designated by LP Holdco.

5. Additional Transactions. Effective at the completion of the IPO:

a. SHLX hereby issues to the General Partner, and the General Partner accepts, (i) 2,754,084 General Partner Units, representing a continuation of the General Partner’s 2.0% general partner interest in SHLX (after giving effect to any exercise of the Underwriters’ Option (as defined in the Partnership Agreement) and the Deferred Issuance and Distribution), and (ii) the Incentive Distribution Rights in SHLX;

b. SHLX hereby issues to LP Holdco, and LP Holdco accepts, 21,475,068 Common Units and 67,475,068 Subordinated Units representing a recapitalized 64.60% limited partner interest in SHLX; and

c. SHLX hereby redeems the initial interests of the General Partner and LP Holdco and refunds to the General Partner and LP Holdco, and the General Partner and LP Holdco each accept, the refund of, the General Partner’s and LP Holdco’s initial contributions of $50.00 each, and any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to the General Partner or LP Holdco.

6. Distributions with Respect to Periods Before the IPO. SHLX shall remit to SPLC any distributions received by SHLX from each of Zydeco, Mars, Bengal and Colonial to the extent such distributions are attributable to ownership of the Contributed Assets for periods prior to the closing date of the IPO. In the event that any distribution is attributable to a period in which the closing date of the IPO occurred, the portion of any distribution to be remitted to SPLC shall be calculated by multiplying the aggregate amount of such distribution by a fraction, the numerator of which is the number of days from the beginning of the period to (but not including) the closing date of the IPO and the denominator of which is the total number of days in such period.

7. Further Assurances. From time to time after the date of this Agreement, without the payment of any additional consideration, each party hereto shall execute all such instruments and take all such other actions as the other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all of the transactions contemplated by this Agreement.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

9. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

12. Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, such as facsimile or portable document format, shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SHELL PIPELINE COMPANY LP
By:	Shell Pipeline GP LLC, its general partner

By:	/s/ Michele F. Joy
Name:	Michele F. Joy
Title:	Vice President

SHELL MIDSTREAM PARTNERS GP LLC

By:	/s/ Margaret C. Montana
Name:	Margaret C. Montana
Title:	President and Chief Executive Officer

SHELL MIDSTREAM PARTNERS, L.P.
By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Margaret C. Montana
Name:	Margaret C. Montana
Title:	President and Chief Executive Officer

SHELL MIDSTREAM LP HOLDINGS LLC

By:	/s/ Margaret C. Montana
Name:	Margaret C. Montana
Title:	President and Chief Executive Officer

SHELL MIDSTREAM OPERATING LLC

By:	/s/ Margaret C. Montana
Name:	Margaret C. Montana
Title:	President and Chief Executive Officer

Signature Page to Contribution Agreement

ZYDECO PIPELINE COMPANY LLC

By:	/s/ Michele F. Joy
Name:	Michele F. Joy
Title:	Vice President

Signature Page to Contribution Agreement